PRESS RELEASE

OM GROUP ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

Debt-free balance sheet; Strong cash flows; Higher cost-reduction benefits

CLEVELAND - November 1, 2013 - OM Group, Inc. (NYSE: OMG) today announced financial results for the third quarter ended September 30, 2013. The Company reported adjusted EBITDA of $32 million, excluding $2 million of charges related to cost-reduction initiatives and the results of its divested Advanced Materials cobalt business. The Company also reported income from continuing operations of $0.39 per diluted share, or $0.47 per diluted share excluding the special charges and the divested business. The Company achieved $6 million of cost savings in the quarter, and cash flows from operating activities of $36 million.

"Our third quarter performance highlights our ability to deliver solid results despite continued soft economic conditions in many of our key markets,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. “Our portfolio of value-added businesses is more predictable, and we have more levers we can pull to create value. Throughout this year, we have developed and executed cost-reduction initiatives to improve productivity and increase profits, returns and cash flow.”

The Company ended the quarter with $116 million of cash and no debt outstanding. There were no borrowings under the Company's new $350 million revolving credit facility at September 30, 2013.

Third quarter 2013 sales were $266 million. Excluding the Advanced Materials business and the effects of rare earth pricing in the Magnetic Technologies business, net sales were $244 million, up 2% quarter-over-quarter versus the comparable figure a year ago that included a $26 million higher rare earth pass-through pricing effect. Excluding the rare earth pricing effects, Magnetic Technologies sales were higher due to the stronger Euro in the current year period and increased volumes. As expected, sales in Battery Technologies were lower due to timing after record sales levels in the first half of 2013. Specialty Chemicals sales were slightly higher due primarily to stronger sales volumes in electronic chemicals, driven by increased demand for consumer electronics.

At the beginning of the year, the Company announced a broad range of cost-reduction initiatives to improve financial performance and optimize its cost structure. These initiatives are now expected to contribute $15-20 million of savings in 2013, and will better position the Company for expanded profitability as macroeconomic conditions improve. Through the first nine months of 2013, the Company realized savings of $11 million and incurred charges of $8 million related to these initiatives, with $6 million of savings and $2 million of charges in the third quarter.

The Company continues to expect 2013 adjusted EBITDA levels at the lower end of its original forecast of $120-140 million, primarily due to the second quarter divestiture of its UPC product lines, which were expected to contribute approximately $10 million of EBITDA in 2013. The divestiture resulted in the business being treated as a discontinued operation for the full year. The Company's forecast excludes Advanced Materials, UPC and charges related to divestitures and cost-reduction initiatives.

Mr. Scaminace concluded, “With a strong, debt-free balance sheet and new credit agreement in place, we are well-positioned to execute our strategy of organic and strategic growth. We remain focused on operating execution and cost reductions to deliver higher profits, while continuing to pursue synergistic acquisitions to build out our business platforms. We are confident in our ability to deliver growth, increasing margins and higher returns for our shareholders.”

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EDT today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OM Group's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Webcasts” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-driven industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace, industrial and renewable energy. Its business platforms use innovative technologies and expertise to address customers' complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2012.

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OM Group Contact: Rob Pierce, Vice President, Finance, +1.216.263.7489

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$116,453	$227,612
Accounts receivable, net	151,861	160,122
Inventories	248,326	452,699
Other current assets	17,432	66,018
Current assets - discontinued operations (excluding cash)	—	33,126
Total current assets	534,072	939,577
Property, plant and equipment, net	326,948	474,346
Goodwill	428,212	528,312
Intangible assets, net	403,390	417,110
Other non-current assets	60,481	86,879
Non-current assets - discontinued operations	—	53,203
Total assets	$1,753,103	$2,499,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$13,309
Accounts payable	85,739	116,991
Purchase price of VAC payable to seller	52,456	75,351
Other current liabilities	96,785	152,867
Current liabilities - discontinued operations	—	20,726
Total current liabilities	234,980	379,244
Long-term debt	—	454,054
Deferred income taxes	107,998	117,739
Pension liabilities	233,317	232,867
Purchase price of VAC payable to seller	11,278	11,259
Other non-current liabilities	53,569	55,383
Non-current liabilities - discontinued operations	—	4,733
Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,111,961	1,206,709
Noncontrolling interests	—	37,439
Total equity	1,111,961	1,244,148
Total liabilities and equity	$1,753,103	$2,499,427

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2013	2012	2013	2012
Net sales	$265,932	$371,366	$887,058	$1,227,184
Cost of goods sold	200,064	290,197	683,167	1,010,121
Gross profit	65,868	81,169	203,891	217,063
Selling, general and administrative expenses	53,828	60,679	168,568	186,233
Operating profit	12,040	20,490	35,323	30,830
Other income (expense):
Interest expense	(1,732)	(12,571)	(11,195)	(35,303)
Foreign exchange gain (loss)	4,583	(2,661)	4,747	(1,763)
Loss on divestiture of Advanced Materials business	(61)	—	(112,122)	—
Other, net	(473)	1,641	(860)	1,783
Income (loss) from continuing operations before income tax expense	14,357	6,899	(84,107)	(4,453)
Income tax expense	1,925	1,807	6,380	1,486
Income (loss) from continuing operations, net of tax	12,432	5,092	(90,487)	(5,939)
Income (loss) from discontinued operations, net of tax	(256)	1	(12,125)	297
Consolidated net income (loss)	12,176	5,093	(102,612)	(5,642)
Net (loss) attributable to noncontrolling interests	—	(415)	(1,749)	(760)
Net income (loss) attributable to OM Group, Inc. common stockholders	$12,176	$5,508	$(100,863)	$(4,882)
Earnings (loss) per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.40	$0.17	$(2.81)	$(0.16)
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	—	(0.38)	0.01
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.39	$0.17	$(3.19)	$(0.15)
Earnings (loss) per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.39	$0.17	$(2.81)	$(0.16)
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	—	(0.38)	0.01
Net income (loss) attributable to OM Group, Inc. common stockholders	$0.38	$0.17	$(3.19)	$(0.15)
Weighted average shares outstanding
Basic	31,442	31,889	31,592	31,882
Assuming dilution	31,664	32,004	31,592	31,882
Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$12,432	$5,507	$(88,738)	$(5,179)
Income (loss) from discontinued operations, net of tax	(256)	1	(12,125)	297
Net income (loss)	$12,176	$5,508	$(100,863)	$(4,882)

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2013	2012	2013	2012
Operating activities
Consolidated net income (loss)	$12,176	$5,093	$(102,612)	$(5,642)
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
Loss (income) from discontinued operations	256	(1)	12,125	(297)
Depreciation and amortization	17,529	20,761	55,592	62,603
Amortization of deferred financing fees	824	2,639	2,824	5,387
Share-based compensation expense	1,727	1,353	4,884	5,285
VAC lower of cost or market charges	—	—	—	53,751
Loss on divestiture of Advanced Materials business	61	—	112,122	—
Other non-cash items	(3,140)	(4,493)	2,509	(24,280)
Changes in operating assets and liabilities, excluding the effect of divestitures:
Accounts receivable	9,984	22,715	(24,681)	8,467
Inventories (a)	(2,574)	11,945	14,235	88,069
Accounts payable	3,666	13,576	5,279	(47,129)
Accrued tax	(591)	5,133	(24,463)	5,397
Other, net	(3,436)	19,786	(28,127)	10,079
Net cash provided by operating activities	36,482	98,507	29,687	161,690
Investing activities
Expenditures for property, plant and equipment	(7,174)	(16,515)	(28,435)	(44,244)
Proceeds from divestiture of Advanced Materials business	26,583	—	328,669	—
Proceeds from divestiture of UPC business	—	—	63,300	—
Payment of VAC purchase price payable to seller	(23,028)	—	(23,028)	—
Proceeds from sale of property	—	—	—	5,138
Net cash provided by (used for) investing activities	(3,619)	(16,515)	340,506	(39,106)
Financing activities
Payments of long-term debt	—	(74,627)	(466,538)	(82,654)
Debt issuance costs	(1,860)	—	(1,860)	—
Proceeds from exercise of stock options	1,107	—	2,112	—
Payment related to surrendered shares	—	—	(554)	(254)
Share repurchases	—	—	(14,083)	—
Net cash used for financing activities	(753)	(74,627)	(480,923)	(82,908)
Effect of exchange rate changes on cash	3,794	4,247	2,291	439
Cash and cash equivalents
Increase (decrease) in cash and cash equivalents	35,904	11,612	(108,439)	40,115
Discontinued operations - net cash used for operating activities	(19)	(2,446)	(301)	(4,137)
Discontinued operations - net cash used for investing activities	—	(1,373)	(2,419)	(2,771)
Balance at the beginning of the period	80,568	317,560	227,612	292,146
Balance at the end of the period	$116,453	$325,353	$116,453	$325,353
(a) Includes $0.2 million and $16.1 million related to purchase accounting step-up of inventory in the three and nine months ended September 30, 2012, respectively.

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2013	2012	2013	2012
Net Sales
Magnetic Technologies	$128,089	$144,411	$394,102	$502,925
Battery Technologies	33,926	39,157	115,165	111,394
Specialty Chemicals (a)	81,615	80,270	242,364	248,569
Advanced Materials	22,302	107,655	135,615	364,891
Intersegment items	—	(127)	(188)	(595)
	$265,932	$371,366	$887,058	$1,227,184

Operating profit (loss)
Magnetic Technologies (b)(c)	$10,034	$15,969	$17,545	$(274)
Battery Technologies (b)	2,850	5,927	19,323	17,644
Specialty Chemicals (a)(b)(d)	10,242	8,088	25,454	30,373
Advanced Materials	(498)	3,659	868	15,693
Corporate (b)(e)	(10,588)	(13,153)	(27,867)	(32,606)
	$12,040	$20,490	$35,323	$30,830

(a) All results related to the UPC business are excluded from the Specialty Chemicals segment for all periods presented.
(b) The three and nine months ended September 30, 2013 include costs related to cost-reduction initiatives of $0.7 million and $4.9 million in Magnetic Technologies, $0.1 million and $0.8 million in Battery Technologies, and $1.0 million and $1.0 million in Corporate, respectively. The nine months ended September 30, 2013 include costs related to cost-reduction initiatives of $1.1 million in Specialty Chemicals.
(c) The three and nine months ended September 30, 2012 include inventory step-up and LCM charges of $0.2 million and $47.5 million, respectively, resulting from purchase accounting for the VAC acquisition.
(d) The nine months ended September 30, 2012 includes a $2.9 million property sale gain.
(e) The three and nine months ended September 30, 2012 include a $2.5 million charge associated with the lump-sum cash settlement to certain participants in one of our U.S. defined benefit pension plans.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended September 30, 2013
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$10,034	$2,850	$10,242	$(10,588)	$12,538	$(498)	$12,040
Charges related to cost-reduction initiatives	656	118	—	1,000	1,774	—	1,774
Adjusted operating profit	10,690	2,968	10,242	(9,588)	14,312	(498)	13,814
Depreciation and amortization	11,106	2,522	3,681	220	17,529	—	17,529
Adjusted EBITDA	21,796	5,490	13,923	(9,368)	31,841	(498)	31,343

Three Months Ended September 30, 2012
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$15,969	$5,927	$8,088	$(13,153)	$16,831	$3,659	$20,490
Total VAC inventory purchase accounting step-up and LCM charges	224	—	—		224	—	224
Pension settlement expense	—	—	—	2,469	2,469	—	2,469
Adjusted operating profit	16,193	5,927	8,088	(10,684)	19,524	3,659	23,183
Depreciation and amortization	9,833	2,526	3,947	226	16,532	4,229	20,761
Adjusted EBITDA	$26,026	$8,453	$12,035	$(10,458)	$36,056	$7,888	$43,944

Nine Months Ended September 30, 2013
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$17,545	$19,323	$25,454	$(27,867)	$34,455	$868	$35,323
Charges related to cost-reduction initiatives	4,881	804	1,135	1,000	7,820	—	7,820
Adjusted operating profit	22,426	20,127	26,589	(26,867)	42,275	868	43,143
Depreciation and amortization	32,575	7,556	11,097	493	51,721	3,871	55,592
Adjusted EBITDA	$55,001	$27,683	$37,686	$(26,374)	$93,996	$4,739	$98,735

Nine Months Ended September 30, 2012
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$(274)	$17,644	$30,373	$(32,606)	$15,137	$15,693	$30,830
Total VAC inventory purchase accounting step-up and LCM charges	47,497	—	—	—	47,497	—	47,497
Pension settlement expense	—	—	—	2,469	2,469	—	2,469
Gain on sale of property	—	—	(2,857)	—	(2,857)	—	(2,857)
Adjusted operating profit	47,223	17,644	27,516	(30,137)	62,246	15,693	77,939
Depreciation and amortization	30,055	7,537	11,799	489	49,880	12,723	62,603
Adjusted EBITDA	$77,278	$25,181	$39,315	$(29,648)	$112,126	$28,416	$140,542

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	September 30, 2013		September 30, 2012
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Income from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$12,432	$0.39	$5,507	$0.17

Loss on Advanced Materials divestiture	61	—	—	—

Charges related to cost-reduction initiatives	1,774	0.06	—	—

VAC inventory purchase accounting step-up and lower of cost or market charges	—	—	224	—

Pension settlement expense	—	—	2,469	0.08

Acceleration of deferred financing fees	512	0.02	1,249	0.04

Tax effect of special items	(324)	(0.01)	(1,706)	(0.05)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$14,455	$0.46	$7,743	$0.24

Exclude: Operating results from divested Advanced Materials business, net of tax	(498)	(0.01)	1,399	0.04

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$14,953	$0.47	$6,344	$0.20

Weighted average shares outstanding - diluted		31,664		32,004

	Nine Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2012
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Loss from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$(88,738)	$(2.79)	$(5,179)	$(0.16)

Loss on Advanced Materials divestiture	112,122	3.53	—	—

Charges related to cost-reduction initiatives	7,820	0.25	—	—

VAC inventory purchase accounting step-up and lower of cost or market charges	—	—	47,497	1.47

Gain on sale of land	—	—	(2,857)	(0.09)

Pension settlement expense	—	—	2,469	0.08

Acceleration of deferred financing fees	974	0.03	1,249	0.04

Tax effect of special items	(1,259)	(0.05)	(12,976)	(0.40)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$30,919	$0.97	$30,203	$0.94

Exclude: Operating results from divested Advanced Materials business, net of tax	(548)	(0.02)	7,581	0.23

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$31,467	$0.99	$22,622	$0.71

Weighted average shares outstanding - diluted (a)		31,761		32,012

(a) For the nine months ended September 30, 2013 and 2012, because the reported loss from continuing operations is income on an adjusted basis, we used diluted shares to calculate EPS.

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as pro forma adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.